Filed Pursuant to Rules 424(b)(2) and 424(b)(8)
Registration No. 333-170374

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee(1)
Common Stock	15,000,000	$28.63	$429,450,000	$30,619.79

(1)	Calculated in accordance with Rule 457(c) under the Securities Act of 1933, as amended. This “Calculation of Registration Fee” table shall be deemed to update the “Calculation of Registration Fee” table in the registrant’s Registration Statement on Form S-3 (File No. 333-170374) in accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This prospectus is being filed pursuant to Rules 424(b)(2) and 424(b)(8) under the Securities Act of 1933, as amended (the “Securities Act”), solely to add the Calculation of Registration Fee table required by Rules 456(b) and 457(r) under the Securities Act to the prospectus originally filed by the registrant on November 9, 2010 under the same registration statement of which this prospectus forms a part, which is incorporated by reference herein.